CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use and incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-185183 on Form N-14, to be filed on or about January 18, 2013, of Lord Abbett Securities Trust (the “Registration Statement”) of our reports each dated December 21, 2012 and September 26, 2012, relating to the financial statements and financial highlights of Lord Abbett Growth Leaders Fund, a series of Lord Abbett Securities Trust and Lord Abbett Stock Appreciation Fund, respectively, for the fiscal years ended October 31, 2012 and July 31, 2012, respectively.

We also consent to the references to us under the headings “Representations and Warranties” (paragraph 4.2(h)) in the Form of Agreement and Plan of Reorganization included in Exhibit A of the Combined Prospectus/Proxy Statement and on the cover page of the Statement of Additional Information, dated January 28, 2013, both of which are part of the Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January 18, 2013